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Exhibit 11.           Pennsylvania Commerce Bancorp, Inc.
                      Computation of Net Income Per Share
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                               For the Quarter Ended June 30, 2000
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                                                          Income            Shares        Per Share
                                                       (Numerator)       (Denominator)      Amount
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
Basic Earnings Per Share
Net income                                                 $863,000
Preferred stock dividends                                   (20,000)
                                                           --------
Income available to common stockholders                     843,000         1,651,364        $0.51
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Effect of Dilutive Securities
Stock Options                                                                 113,175
                                                                              -------
Diluted Earnings Per Share
Income available to common stockholders plus
assumed conversions                                        $843,000         1,764,539        $0.48
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                              For the Six Months Ended June 30, 2000
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                                                           Income           Shares        Per Share
                                                        (Numerator)      (Denominator)      Amount
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Basic Earnings Per Share
Net income                                               $1,636,000
Preferred stock dividends                                   (40,000)
                                                         ----------
Income available to common stockholders                   1,596,000         1,650,068        $0.97
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Effect of Dilutive Securities
Stock Options                                                                 107,625
                                                                              -------
Diluted Earnings Per Share
Income available to common stockholders plus
assumed conversions                                      $1,596,000         1,757,693        $0.91
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                               For the Quarter Ended June 30, 1999
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                                                            Income          Shares        Per Share
                                                         (Numerator)     (Denominator)      Amount
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Basic Earnings Per Share
Net income                                                 $636,000
Preferred stock dividends                                   (20,000)
                                                           --------
Income available to common stockholders                     616,000         1,637,722        $0.37
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Effect of Dilutive Securities
Stock Options                                                                 128,927
                                                                              -------
Diluted Earnings Per Share
Income available to common stockholders plus
assumed conversions                                        $616,000         1,766,649        $0.35
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                              For the Six Months Ended June 30, 1999
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                                                           Income           Shares         Per Share
                                                         (Numerator)     (Denominator)      Amount
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Basic Earnings Per Share
Net income                                               $1,245,000
Preferred stock dividends                                   (40,000)
                                                           --------
Income available to common stockholders                   1,205,000         1,636,490        $0.74
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Effect of Dilutive Securities
Stock Options                                                                 131,725
                                                                              -------
Diluted Earnings Per Share
Income available to common stockholders plus
assumed conversions                                      $1,205,000         1,768,215        $0.68
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